Exhibit 8.1

TRI-PARTY ESCROW AGREEMENT

This ESCROW AGREEMENT (“Agreement”) is made and entered into as of January 10, 2025, by and among COMMUNE OMNI FUND, LLC, a Delaware limited liability company (the “Company”), Andes Capital Group, LLC, an Illinois limited liability company the “Managing Broker-Dealer”) and ENTERPRISE BANK & TRUST, a Missouri chartered trust company with banking powers (in its capacity as escrow holder, the “Escrow Agent”).

RECITALS

This Agreement is being entered into in reference to the following facts:

(a)              The Company intends to offer and sell to prospective investors (“Investors”), as disclosed in its offering materials, in a registered offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or as exemption from registration thereunder (the “Offering”), the equity, debt, or other securities of the Company (the “Securities”) with no minimum (the “Minimum”) and a maximum of $75,000.00 (Seventy Five Million) (the “Maximum”) as described in the Company’s disclosure materials and the Subscription Agreement (the “Subscription Agreement”) applicable to the Offering.

(b)              In connection with the Offering, the Company and Managing Broker-Dealer desire to establish an Escrow Account (as defined herein) on the terms and subject to the conditions set forth herein.

(c)              For purposes of this Agreement, the term “Soliciting Dealer” refers to the Managing Broker-Dealer and any other securities dealer that may be retained by the Managing Broker-Dealer in connection with the Managing Broker-Dealer’s services to the Company.

ARTICLE 1-ESCROW FUNDS

1.1           Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent to act as escrow holder for the Escrow Funds (as defined below) under the terms of this Agreement. The Escrow Agent hereby accepts such appointment, subject to the terms, conditions, and limitations hereof.

1.2           Establishment of Escrow. Immediately following the Escrow Agent’s execution of this Agreement, the Escrow Agent will open a non-interest bearing bank checking account with Escrow Agent (the “Escrow Account”) for the purpose of receiving and holding Cash Deposits (as defined below) and the remaining portion of the Total Purchase Price (as defined below) payable by each Investor (as defined below) in connection with the Offering (the “Escrow Funds”).

1.3	Escrow Funds.

(a)               Each Investor or Soliciting Dealer will be instructed by the Company or its Intermediary (as defined herein) to remit to the Company, a predetermined cash deposit (the “Cash Deposit”), as indicated on the applicable Subscription Agreement (as defined below), in the form of a check, draft, wire or ACH payable to the order of “Enterprise Bank & Trust, as Escrow Agent for “COMMUNE OMNI FUND, LLC”. Following receipt by the Company of an Investor’s Cash Deposit, the Company or its Intermediary will promptly: (i) send to the Escrow Agent the Investor’s name, address, executed IRS Form W-9 and total purchase price to be remitted for the Securities to be purchased by the Investor (the “Total Purchase Price”), and (ii) remit to the Escrow Agent the Cash Deposit. Escrow Agent shall promptly deposit the Cash Deposit into the Escrow Account, which deposit shall occur within two (2) business days after the Escrow Agent’s receipt of the Cash Deposit. For purposes of this Agreement, “Intermediary” shall mean a broker registered under Section 15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a funding portal registered under Regulation CF, 17 C.F.R. Part 227, and includes, where relevant, an associated person of the registered broker or registered funding portal. Notwithstanding the above, if the Company has retained an Intermediary, the Intermediary may instruct an Investor or Soliciting Dealer to remit the Cash Deposit amount in a method authorized by such Intermediary’s portal or other website hosted by the Company or Intermediary in connection with the Offering, which may be remitted in the form of a credit card, wire, ACH payment, or other method, payable to the order of “Enterprise Bank & Trust, as Escrow Agent for “COMMUNE OMNI FUND, LLC” as applicable. Such Cash Deposit amounts shall be paid into the Escrow Account.

(b)             On or prior to the consummation of the Offering, each Investor or Soliciting Dealer may be further instructed by the Company or its Intermediary to remit directly to the Escrow Agent an amount equal to the difference between such Investor’s Total Purchase Price and the amount of such Investor’s Cash Deposit, in a form of payment as described in Section 1.3(a), payable to the order of “Enterprise Bank & Trust, as Escrow Agent for “COMMUNE OMNI FUND, LLC” as applicable.

(c)              Escrow Agent shall have no obligation to accept Escrow Funds or documents from any party other than the Investors, the Soliciting Dealers or the Company. Any checks that are made payable to a party other than the Escrow Agent shall be returned to the party submitting the check, and if received by the Company shall not be remitted to the Escrow Agent. Proceeds in the form of wire or other electronic funds transfers are deemed deposited into the Escrow Account and considered “Collected Funds” when received by the Escrow Agent. Any Proceeds deposited in the form of a check, draft or similar instrument are deemed deposited when the collectability thereof has been confirmed; after such time, such Proceeds are considered “Collected Funds.” The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. Should any check be deemed uncollectible for any reason, the Escrow Agent will notify the Company of the amount of such return check, the name of the Investor and the reason for return and return the check to the Investor.

(d)              Escrow Agent will hold all Escrow Funds in escrow, free from any liens, claims or offsets, and such monies shall not become the property of the Company, the Investor or any Soliciting Dealer, nor shall such monies become subject to the debts thereof or the debts of the Escrow Agent, unless and until the conditions set forth in these instructions to disbursement of such monies have been fully satisfied.

(e)              The Escrow Funds shall be disbursed by the Escrow Agent from the Escrow Account by wire transfer or by a check payable to the appropriate payee(s) in accordance with the provisions of this Agreement.

(f)               Escrow Agent shall not be required to take any action under this Section 1.3 or any other section hereof until it has received proper written instruction from both (i) an Authorized Representative of the Company or authorized representative of its Intermediary and (ii) an Authorized Representative of the Managing Broker-Dealer, delivered in compliance with all applicable laws and pursuant to the terms of this Agreement. Such written instructions shall be in the form prescribed by the applicable Exhibit and signed by all required parties. Except as otherwise expressly contemplated herein, all parties hereby direct and instruct Escrow Agent to accept any payment or other instructions provided by both (i) an Authorized Representative of the Company or authorized representative of its Intermediary and (ii) an Authorized Representative of the Managing Broker-Dealer, and Escrow Agent shall have no duty or obligation to authenticate such payment or other instructions or the authorization thereof. The Escrow Agent shall not be required to release any funds that constitute Escrow Funds unless the funds represented thereby are Collected Funds.

(g)              The Company, any Intermediary, and the Managing Broker-Dealer shall conduct all aspects of the Offering in full compliance with all applicable law, including all federal and state securities laws.

1.4	Investments.

(a)              All funds in the Escrow Account will be held by Escrow Agent in a non-interest bearing bank account at Escrow Agent. The Escrow Funds will not earn interest.

1.5	Cancellation of Subscriptions.

(a)              The Company may reject or cancel any Investor’s offer to purchase Securities (the “Subscription”), in whole or in part. If all or any portion of the Total Purchase Price for such rejected or canceled Subscription has been delivered to the Escrow Agent, then the Company or its Intermediary will inform Escrow Agent in writing of the rejection or cancellation, and instruct Escrow Agent in writing in the form of Exhibit “C” attached hereto to refund some or all of the Escrow Funds. Such instruction must be made and delivered in compliance with all applicable state and federal rules and regulations, including, but not limited to, the Securities Act and signed by an Authorized Representative of the Company or authorized representative of the Intermediary.

ARTICLE 2-DISBURSEMENT PROCEDURES

2.1	Disbursement of Proceeds. Escrow Agent shall hold and disburse the Escrow Funds in accordance with the following procedures:

(a)              Subject to the provisions of Section 2.1(b) through Section 2.1(g), in the event Escrow Agent receives Collected Funds for the Minimum Offering prior to the termination of this Agreement, and for any point thereafter, and from time to time, promptly after the Escrow Agent’s receipt of written instructions from both (i) an Authorized Representative of the Company or authorized representative of its Intermediary and (ii) an Authorized Representative of the Managing Broker-Dealer in the form of Exhibit “A” attached hereto, the Escrow Agent shall disburse (by wire transfer or by a check payable to the appropriate payee(s)) the principal amount of all Escrow Funds then held by Escrow Agent, or such lesser amount as may be specified in such written instructions (but not less than the amount covered by the Minimum Offering) in accordance with such written instructions, as provided from time to time. Escrow Funds shall be distributed within one (1) business day of the Escrow Agent’s receipt of such written instructions, which must be received by the Escrow Agent no later than 1:00 p.m. Central Standard time on a business day for the Escrow Agent to process such instructions that business day.

(b)              Escrow Agent shall continue to accept deposits of additional Escrow Funds until a date (the “Final Closing Date”) which is the earlier of (i) the date on which the Escrow Agent receives written notification, signed by both (A) an Authorized Representative of the Company or an authorized representative of the Intermediary and (B) an Authorized Representative of the Managing Broker-Dealer, that the Company has accepted Subscriptions for the Maximum Offering, or (ii) the date on which the Escrow Agent receives written notification, signed by both (A) an Authorized Representative of the Company or an authorized representative of the Intermediary and (B) an Authorized Representative of the Managing Broker-Dealer, of a final closing date for receipt of Escrow Funds. Promptly from and after the Final Closing Date, the Escrow Agent shall return directly to the Investor, the principal amount of any Escrow Funds received by the Escrow Agent after the Final Closing Date and shall cease to accept any additional Escrow Funds.

(c)               If both (i) an Authorized Representative of the Company or authorized representative of its Intermediary and (ii) an Authorized Representative of the Managing Broker-Dealer give written notice to the Escrow Agent of the termination or withdrawal of the Offering, in the form of Exhibit “B” attached hereto, then promptly after such notification, the Escrow Agent shall return, as a complete distribution, each Investor’s Escrow Funds, without deduction, penalty, or expense, to such Investor in the same method as the Investor caused payment pursuant to Section 1.3(a); provided, however, that to the extent an Investor’s Escrow Funds were received by Escrow Agent from a qualified intermediary, such funds shall be returned to such qualified intermediary. In the event of the termination of the Offering pursuant to this Section 2.1(c), the Escrow Funds shall not under any circumstance be returned to the Soliciting Dealers or the Company. The Company represents, warrants, and agrees that the Escrow Funds returned to each Investor (or to such Investor’s qualified intermediary) are and shall be free and clear of any and all claims of the Company and its creditors.

(d)              If an Investor is entitled to terminate its Subscription, or the Company rejects such Subscription in whole or in part, for which the Escrow Agent has received Escrow Funds, the Escrow Agent shall, upon a written instruction signed by both (i) an Authorized Representative of the Company or authorized representative of its Intermediary and (ii) an Authorized Representative of the Managing Broker-Dealer, in the form of Exhibit “C” attached hereto, promptly return directly to such Investor that portion of the Escrow Funds associated with such Investor and specified in the written instruction in the same method as the Investor caused payment pursuant to Section 1.3(a). If the Escrow Agent has not yet collected funds but has submitted the Investor’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Investor’s check to such Investor after such funds have been collected. If the Escrow Agent has not yet submitted such Investor’s check for collection, the Escrow Agent shall promptly remit the Investor’s check directly to the Investor. If applicable, any disbursement instructions shall be delivered in compliance with Regulation CF, 17 C.F.R. 227.304.

(e)               If an Investor elects to remit the Total Purchase Price for such Investor’s purchase of the Securities in lieu of applying the Investor’s Cash Deposit to the Purchase Price, the Escrow Agent shall, upon the written request of both (i) an Authorized Representative of the Company or authorized representative of its Intermediary and (ii) an Authorized Representative of the Managing Broker-Dealer, promptly return directly to such Investor, in the same method as the Investor caused payment pursuant to Section 1.3(a), the Cash Deposit deposited in the Escrow Account on behalf of such Investor. If the Escrow Agent has not yet collected funds but has submitted the Investor’s check for the Cash Deposit for collection, the Escrow Agent shall promptly return the funds in the amount of the Investor’s check to such Investor after such funds have been collected. If the Escrow Agent has not yet submitted such Investor’s check for collection, the Escrow Agent shall promptly remit the Investor’s check directly to the Investor.

(f)               If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a business day, then such date shall be the business day that immediately precedes such date. A “business day” is any day other than a Saturday, Sunday or any other day on which banking institutions located in the state of Missouri, are authorized or obligated by law or executive order to close.

(g)              Any delivery of written disbursement and other instructions by an Authorized Representative of the Company, Authorized Representative of the Managing Broker-Dealer, or an authorized representative of an Intermediary pursuant to this Article 2 shall be made in compliance with all applicable state and federal rules and regulations, including, but not limited to, the Securities Act and the Exchange Act.

ARTICLE 3- GENERAL ESCROW PROCEDURES

3.1           Accounts and Records. Escrow Agent shall keep accurate books and records of all transactions hereunder. The Company shall be responsible for maintaining accurate books and records as to owners of the beneficial interest in the Escrow. The Company and Escrow Agent shall each have reasonable access to one another’s books and records concerning the Offering and the Escrow Account. Upon final disbursement of the Escrow Funds, the Escrow Agent shall deliver to the Company a complete accounting of all transactions relating to the Escrow Account.

3.2           Duties. Escrow Agent’s duties and obligations hereunder shall be determined solely by the express provisions of this Agreement. Escrow Agent’s duties and obligations are purely ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Escrow Agent with respect to the Investors or to the other parties to this Agreement. Without limiting the generality of the foregoing, the Escrow Agent is not charged with any duties or responsibilities with respect to any documentation associated with the Offering and shall not otherwise be concerned with the terms thereof. For purposes of communications and directives, the Escrow Agent shall not accept any instructions from a Soliciting Dealer participating in the Offering. The Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of court or governmental body to perform its obligations under this Agreement, except as expressly provided herein. The parties agree that Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

3.3           Liability Limited. Escrow Agent shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for any indirect, special, consequential damages, or punitive damages. Escrow Agent shall have no responsibility to ensure anyone’s compliance with any securities laws in connection with the Offering, and Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreements or arrangements.

3.4           Fees. The Company shall pay the Escrow Agent the fees based on the fee schedule attached hereto as Exhibit “D”. In addition, the Company shall be obligated to reimburse the Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. Escrow Agent is hereby authorized by the Company to deduct from the Escrow Fund any fees not timely paid, and any unpaid fees before final distribution of the Escrow Fund to the Company in accordance with this Agreement; provided, however, that no fees shall be deducted from any amount of Escrow Funds to be returned to Investors. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

3.5           Exculpation. Escrow Agent’s duties hereunder shall be strictly limited to the safekeeping of monies, instruments or other documents received by the Escrow Agent and any further responsibilities expressly provided in this Agreement. The Escrow Agent will not be liable for:

(a)              the genuineness, sufficiency, correctness as to form, manner or execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same;

(b)             any misrepresentation or omission in any documentation associated with the Offering or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

(c)              the failure of any Soliciting Dealer or Investor to transmit, or any delay in transmitting, any Investor’s Purchase Price to the Company or Escrow Agent.

3.6           Interpleader. If (i) conflicting demands are made or notice served upon the Escrow Agent with respect to the escrow or (ii) the Escrow Agent is otherwise uncertain as to its duties or rights hereunder, then the Escrow Agent shall have the absolute right at its election to do either or both of the following:

(a)              withhold and stop all further proceedings in, and performance of, this Agreement; or

(b)              file a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay the Escrow Agent actual costs, expenses and reasonable attorney’s fees expended or incurred by Escrow Agent, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

3.7           Indemnification and Contribution. The Company and the Managing Broker-Dealer (each, an “Indemnifying Party”) jointly and severally agree to defend, indemnify and hold Escrow Agent and its affiliates and their respective directors, officers, agents (“Indemnified Parties”) harmless from and against all costs, damages, judgments, attorneys’ fees, expenses, obligations and liabilities of any kind or nature (“Damages”) to the fullest extent permitted by law, from and against any Damages or liabilities related to or arising out of this Agreement which the Indemnified Parties may reasonably incur or sustain in connection with or arising out of the escrow or this Agreement and will reimburse the Indemnified Parties for all expenses (including attorneys’ fees) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which the Indemnified Parties is or are a party; provided, however, the Indemnifying Party will not be responsible for Damages or expenses which are finally judicially determined to have resulted from an Indemnified Party’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation of the Escrow Agent.

3.8           Compliance with Orders. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

3.9	Resignation.

(a)              Escrow Agent may resign as escrow holder hereunder upon fourteen (14) days prior written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. The Company and Managing Broker-Dealer shall promptly appoint a successor escrow agent. The Escrow Agent will transfer all files and records relating to the Escrow and Escrow Account to any successor escrow holder mutually agreed to in writing by the Company and Managing Broker-Dealer upon receipt of a copy of the executed escrow instructions designating such successor. If the Company and Managing Broker-Dealer have failed to appoint a successor escrow agent prior to the expiration of fourteen (14) calendar days following the delivery of such notice of resignation from Escrow Agent, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Company and Managing Broker-Dealer. The Company and Managing Broker-Dealer shall be jointly and severally liable for Escrow Agent’s costs and expenses including attorneys incurred in such proceeding.

(b)              In the case of a resignation of the Escrow Agent, the Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. The successor escrow agent appointed by the Company and Managing Broker-Dealer shall execute, acknowledge and deliver to the Escrow Agent and the other parties an instrument in writing accepting its appointment hereunder. Thereafter, the Escrow Agent shall deliver all of the then-remaining balance of the Escrow Funds, less any expenses then incurred by and unpaid to the Escrow Agent, to such successor escrow agent in accordance with the joint written direction of the Company and Managing Broker-Dealer and upon receipt of the Escrow Funds, the successor escrow agent shall be bound by all of the provisions of this Agreement.

3.10         Filings and Resolution. Concurrently or prior to the execution and delivery of this Agreement, the Company shall deliver to the Escrow Agent a copy of its certificate of formation or other charter documents, resolutions, and any other account agreements requested by Escrow Agent.

3.11         Authorized Representatives. The Company hereby identifies to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as an authorized representative (each, an “Authorized Representative”) with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent. Schedule I may be amended and updated by written notice to Escrow Agent. Escrow Agent shall be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent. The Managing Broker-Dealer hereby agrees that any of its officers, employees or agents shall have authority to sign any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent. If applicable, the Company hereby identifies to Escrow Agent the officers, employees or agents of any Intermediary designated on Schedule I attached hereto as an authorized representative of the Intermediary with respect to any instruction or notice that such Intermediary is required or eligible to give pursuant to this Agreement, including with respect to the disbursement of Escrow Funds and other cash.

3.12         Term. The term of this Agreement shall commence as of the date first above written and shall end on the date that all funds in the Escrow Account are disbursed pursuant to this Agreement and all reporting obligations specified herein have been satisfied.

3.13         Identification Number. The Company represents and warrants that (a) its Federal tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding. The Company shall provide the Escrow Agent with the TIN and verification that the person or entity is not subject to backup withholding for any person or entity to whom interest is paid on any of the Proceeds, if applicable. Such verification may be evidenced by providing the Escrow Agent a Subscription Agreement containing appropriate language or a copy of a W-9.

3.14         Reliance. When Escrow Agent acts on any communication (including, but not limited to, communication with respect to the transfer of funds) sent by electronic transmission, Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise). Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Managing Broker-Dealer agree to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

3.15         Force Majeure. Escrow Agent shall not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, pandemic or public health emergency, any act of God or war, terrorism or the unavailability of the Federal Reserve Bank or other wire or communication facility).

ARTICLE 4- GENERAL PROVISIONS

4.1           Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device. The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 4.1) shall be as follows:

To the Managing Broker-Dealer:	To the Company:

Andes Capital Group, LLC	Commune Omni Fund, LLC
205 W. Wacker Drive, Suite 610	31248 Oak Crest Drive, Ste. 100
Chicago, IL 60606	Westlake Village, CA 91361
Attn: Curtis Spears	Attn: Jerry Sanada
312-925-2498	805-300-5383
cspears@andescap.com	jvs@communecapital.com

To the Escrow Agent:

Enterprise Bank & Trust
Attn: Specialty Banking Group, Escrow 1281 N. Warson
St. Louis, Missouri 63132 sbg@enterprisebank.com

with a copy to: Legal Department via email legaltracking@enterprisebank.com

4.2           Amendments. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the parties hereto.

4.3           Wiring Instructions. In the event fund transfer instructions are given, such instructions must be communicated to Escrow Agent in writing delivered pursuant to Section 4.1. Escrow Agent shall seek confirmation of such instructions by telephone call-back to an Authorized Representative (in the case of the Company), authorized representative of the Intermediary, or other authorized person, and Escrow Agent may rely upon the confirmations of anyone purporting to be the Authorized Representative of the Company, authorized representative of the Intermediary, or other authorized person so designated. Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Intermediary to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

4.4	Notifications.

(a)              The Escrow Agent may, but need not, honor and follow instructions, amendments or other orders (“orders”) which shall be provided by telephone facsimile transmission (“faxed”) to the Escrow Agent in connection with this Agreement and may act thereon without further inquiry and regardless of whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Agent’s sole judgment resembles the signature of the Company. The Company indemnifies and holds the Escrow Agent free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company shall pay all actual attorney fees and costs reasonably incurred by the Escrow Agent (or allocable to its in-house counsel), in connection with said claim(s).

(b)              Furthermore, all parties hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth above or, solely with regards to business in the normal course, as otherwise from time to time changed or updated, directly by the party changing such information, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically-sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients email service provider or technology, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received.

(c)              The Company is responsible for the accuracy and completeness of all communications given by it including those given pursuant to electronic means, including but not limited to email, internet, facsimile or text. Escrow Agent shall not be responsible for any interruption in such communication services and the Company shall be responsible for security of all such services.

4.5           Assignment. Except as permitted in this Section 4.5, neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other parties hereto. This Agreement shall inure to and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent will be a party, or any corporation succeeding to all or substantially all the business of Escrow Agent will be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

4.6           USA PATRIOT Act. The Company shall provide to Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001). Escrow Agent shall not make any payment of all or a portion of the Escrow Fund, to any person unless and until such person has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act. Further, Company represents and warrants to Escrow Agent that if it is a hedge fund, it will promptly notify Escrow Agent and enter into any agreement or provide any documentation requested by Escrow Agent.

4.7           Termination. This Agreement shall terminate when all the Escrow Funds have been disbursed or returned in accordance with the provisions of this Agreement.

4.8	Time of Essence. Time is of the essence of these and all additional or changed instructions.

4.9           Counterparts. This Agreement may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

4.10         Governing Law and Jurisdiction. This Agreement shall be governed by, and shall be construed according to, the laws of the State of Missouri. The parties hereby irrevocably submit to the exclusive jurisdiction of the state courts of St. Louis County, Missouri or, if proper subject matter jurisdiction exists, the United States District Court for the Eastern District of Missouri, in any action or proceeding arising out of or relating to this Agreement. Each party hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for herein. Each party hereto hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on improper venue or forum non conveniens or any similar basis.

4.11         Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE (EACH, A “CLAIM”). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, the parties to this Agreement agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of any party, be determined by judicial reference pursuant to Missouri law. The parties shall select a single neutral referee, who shall be a retired state or federal judge. In the event that the parties cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

4.12         Use of Name. The Company and the Managing Broker-Dealer will not make any reference to Enterprise Bank & Trust in connection with the Offering except with respect to its role as Escrow Agent hereunder, and in no event will the Company or the Managing Broker-Dealer state or imply the Escrow Agent has investigated or endorsed the Offering in any manner whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement pursuant to due authority as of the date set forth above.

Company:

COMMUNE OMNI FUND, LLC,
a Delaware limited liability company
EIN; 99-1550010

By:	/s/ Jerry Sanada
Name:	Jerry Sanada
Its:	CEO

Managing Broker-Dealer:

Andes Capital Group, LLC,
an Illinois limited liability company
EIN; 20-1450663

By:	/s/ Curtis Spears
Name:	Curtis Spears
Its:	CEO

Escrow Agent:
Enterprise Bank & Trust

By:	/s/ Ernesto Maldonado
Name:	Ernesto Maldonado
Its:	SVP, Specialty Escrow Officer

EXHIBIT A

DISBURSEMENT NOTICE

DISBURSEMENT OF OFFERING PROCEEDS

To the Escrow Agent:

Enterprise Bank & Trust

Attn: Specialty Banking Group, Escrow

1281 N. Warson

St. Louis, Missouri 63132

[DATE]

Re:	Escrow Account No. CO-50010

Dear Escrow Agent:

1.                Reference is made to that certain Escrow Agreement dated as of January 10, 2025 (the “Escrow Agreement”) by and among COMMUNE OMNI FUND, LLC, a Delaware limited liability company (the “Company”), Andes Capital Group, LLC, an Illinois limited liability company (the “Managing Broker-Dealer”) and ENTERPRISE BANK & TRUST (in its capacity as escrow holder, the “Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.                The Company hereby certifies that the Company has received and accepted subscriptions.

3.                You are hereby directed to disburse Escrow Funds in the amount of $_____________ to the Company as follows: ________________________________________________

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:

COMMUNE OMNI FUND, LLC,
a Delaware limited liability company
EIN; 99-1550010

By:
Name:	Jerry Sanada
Its:	CEO

Managing Broker-Dealer:
Andes Capital Group, LLC,
an Illinois limited liability company
EIN; 20-1450663

By:
Name:	Curtis Spears
Its:	CEO

Escrow Agent:
Enterprise Bank & Trust

By:
Name:	Ernesto Maldonado
Its:	SVP, Specialty Escrow Officer

EXHIBIT B

DISBURSEMENT NOTICE TERMINATION

To the Escrow Agent:

Enterprise Bank & Trust

Attn: Specialty Banking Group, Escrow

1281 N. Warson

St. Louis, Missouri 63132

[DATE]

Re:	Escrow Account No. CO-50010

Dear Escrow Agent:

1.                Reference is made to that certain Escrow Agreement dated as of January 10, 2025 (the “Escrow Agreement”) by and among COMMUNE OMNI FUND, LLC, a Delaware limited liability company (the “Company”), Andes Capital Group, LLC, an Illinois limited liability company (the “Managing Broker-Dealer”) and ENTERPRISE BANK & TRUST (in its capacity as escrow holder, the “ Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.               The Company has terminated the Offering prior to the disbursement of offering proceeds pursuant to Section 2.1(c) of the Escrow Agreement.

3.                You are hereby directed to disburse the Escrow Funds to Investors as follows:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:

COMMUNE OMNI FUND, LLC,
a Delaware limited liability company
EIN; 99-1550010

By:
Name:	Jerry Sanada
Its:	CEO

Managing Broker-Dealer:
Andes Capital Group, LLC,
an Illinois limited liability company
EIN; 20-1450663

By:
Name:	Curtis Spears
Its:	CEO

Escrow Agent:
Enterprise Bank & Trust

By:
Name:	Ernesto Maldonado
Its:	SVP, Specialty Escrow Officer

EXHIBIT C

DISBURSEMENT NOTICE CANCELLATION OF SUBSCRIPTION

To the Escrow Agent:

Enterprise Bank & Trust

Attn: Specialty Banking Group, Escrow

1281 N. Warson

St. Louis, Missouri 63132

[DATE]

Re:	Escrow Account No. CO-50010

Dear Escrow Agent:

1.             1.             Reference is made to that certain Escrow Agreement dated as of January 10, 2025 (the “Escrow Agreement”) by and among COMMUNE OMNI FUND, LLC, a Delaware limited liability company (the “Company”), Andes Capital Group, LLC, an Illinois limited liability company (the “Managing Broker-Dealer”) and ENTERPRISE BANK & TRUST (in its capacity as escrow holder, the “Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.               The Investor has terminated Investor’s Subscription or the Company has rejected Investor’s Subscription, in whole or in part, prior to the disbursement of offering proceeds pursuant to Section 2.1(d) of the Escrow Agreement and, if applicable, in compliance with Regulation CF, 17 C.F.R. 227.304.

3.                You are hereby directed to disburse the Escrow Funds to the Investor as follows:_______________________

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:

COMMUNE OMNI FUND, LLC,
a Delaware limited liability company
EIN; 99-1550010

By:
Name:	Jerry Sanada
Its:	CEO

Managing Broker-Dealer:
Andes Capital Group, LLC,
an Illinois limited liability company
EIN; 20-1450663

By:
Name:	Curtis Spears
Its:	CEO

Escrow Agent:
Enterprise Bank & Trust

By:
Name:	Ernesto Maldonado
Its:	SVP, Specialty Escrow Officer

EXHIBIT D

ESCROW AGENT SCHEDULE OF FEES

Escrow Account Servicing Fee (Annually):	$1,000.00

Tax Reporting:	$10.00/per 1099 filing

Outgoing Domestic Wire	$25.00 per wire

Incoming Domestic Wire	$12.50 per wire

International Wire	$40.00 per wire

Escrow Repaper	$500.00

Additional Disbursements	$100.00 per disbursement

Demand Statements	$6.00 per statement

*Escrow fees due upon account opening. Disbursement fees may apply

The Escrow Account Servicing Fee, if not paid at the time of final disbursement of the funds, may debited by Escrow Agent from the balance remaining in the Escrow Account upon final disbursement of the funds to the Company in accordance with the Agreement.

SCHEDULE I

ESCROW ACCOUNT SIGNING AUTHORITY

Authorized Representative(s) of Company

The undersigned certifies that each of the individuals listed below is an authorized representative of the Company with respect to any instruction or other action to be taken in connection with the Escrow Agreement and Enterprise Bank & Trust shall be entitled to rely on such list until a new list is furnished to Enterprise Bank & Trust.

Signature:	Signature:
Print Name:	Print Name:
Title:	Title:
Phone:	Phone:
Email:	Email:

The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:	_________________________ **
Name:	[_________]
Its:	[_________]
Date:	[_________]

**To be signed by corporate secretary/assistant secretary. When the secretary is among those authorized above, the president must sign in the additional signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)`

Signature:
Name:
Its:
Date:

If Company is using an Intermediary, (as defined by Regulation CF, 17 C.F.R. Part 227), the following shall be authorized representatives of the Intermediary:

Signature:	Signature:
Print Name:	Print Name:
Title:	Title:
Phone:	Phone:
Email:	Email: